UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2010

Cray Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Fifth Avenue, Suite 1000, Seattle, Washington		98164
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-701-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2010, Charles Fairchild was appointed Vice President, Controller and Principal Accounting Officer of Cray Inc. ("Cray"), replacing Ken Roselli, the Company’s prior Vice President, Controller and Principal Accounting Officer. Mr. Roselli will remain an employee of the Company for an indefinite transition period.

Prior to joining Cray on May 17, 2010, from January 2008 until July 2009, Mr. Fairchild, 41, served as Vice President and Chief Financial Officer of Radiant Research, Inc., a comprehensive clinical research and development company serving the biopharmaceutical and medical device industry. From September 1993 until December 2007, Mr. Fairchild served with the accounting firm Deloitte & Touche LLP, most recently as a Senior Manager. Mr. Fairchild received a B.A. in Business Administration with a concentration in Accounting and is nearing completion of an M.B.A. from the University of Washington and is a Certified Public Accountant.

In connection with his appointment, Mr. Fairchild received an option to purchase 15,000 shares of common stock with an exercise price of $5.08 vesting 25% on the one-year anniversary of the grant and monthly thereafter with 100% of the grant vested on the four-year anniversary of the grant; and a grant of 15,000 shares of restricted stock with 50% vesting on May 17, 2012 and the remaining 50% vesting on May 17, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cray Inc.

May 19, 2010	By:	/s/ Michael C. Piraino

Name: Michael C. Piraino
Title: Vice President and General Counsel